Company                                          Symbol

Abitibi-Consolidated Inc                         A
ACE Aviation Holdings Inc.                       ACE
Agnico-Eagle Mines Limited                       AGE
Alcan Inc.                             AL-ALX-WWA-WLA-VLA-VWA
ATI Technologies Incorporated                    ATY
Ballard Power Systems Inc.                       BLD
Bank of Montreal                             BMO-WBM-VBM
Bank of Nova Scotia (The)                    BNS-WBQ-VBQ
Barrick Gold Corporation                     ABX-WBA-VBA
BCE Inc.                                     BCE-WBC-VBC
Biovail Corporation                              BVF
Bombardier Inc.                              BBD-WBB-VBB
Brascan Cl. A                                    BNN
CAE Inc.                                         CAE
Cameco Corporation                               CCO
Canadian Imperial Bank of Commerce            CM-WCO-VMC
Canadian National Railway Company                CNR
Canadian Natural Resources Limited           CNQ-WNQ-VNQ
Canadian Oil Sands Trust                         COS
Canadian Pacific Railway Limited                 CP
Canadien Pacific Ships                           TEU
Celestica Inc.                               CLS-WSL-VLS
CGI Inc. (Group)                                 GIB
Cognos Inc.                                      CSN
Dofasco Inc.                                     DFS
Emergis Inc.                                     EME
EnCanaCorporation                            ECA-WEC-VEC
Enerplus Resources Fund                          ERF
Fairmont Hotels and Resorts                      FHR
Falconbridge Limited                             FL
Fording Canadian Coal Trust                      FDG
Glamis Gold Ltd.                                 GLG
Goldcorp Inc.                                    G
Husky Energy                                     HSE
IAMGold Corporation                              IMG
Imperial Oil Limited                             IMO
Inco Limited                                  N-WNI-VNI
ING Canada                                       IIC
JDS Uniphase Canada Ltd.                         JDU
Kinross Gold                                  K-WKK-VKK
Loblaw Companies Ltd.                            L
Magna International Inc                          MG
Manitoba Telecom Services Inc.                   MBT
Manulife Financial Corporation                   MFC
MDS Inc.                                         MDS
Meridian Gold                                    MNG
Molson Coors Brewing Co. NV                      TAP
Molson Inc. Old                                  MOQ
National Bank of Canada                       NA-WNA-VNA
Neurochem Inc.                                   NRM
Nexen Inc.                                       NXY
Noranda Inc.                                 NRD-WRD-VRD
Norbord Inc.                                     NBD
Nortel Networks Corporation                   NT-WNT-VNT
NOVA Chemicals Corporation                       NCX
Novelis Inc.                                     NVL
Open Text Corp                                   OTC
Pan American Slvr                                PAA
Petro-Canada                                 PCA-WCA-VAC
Placer Dome Inc.                             PDG-WDP-VDP
Potash Corporation of Sas                        POT
Precision Drilling Corporation                   PD
QLT Phototherapeutics Inc.                       QLT
Quebecor World SV                                IQW
Research in Motion Limited                       RIM
RioCan Real Estate Investment Trust              REI
Rogers Communications Inc.                       RCI
Royal Bank of Canada                          RY-WYR-VRY
Shaw Comm. Cl. B                                 SJR
Shoppers Drug Mart                               SC
Sierra Wireless                                  SW
Sun Life Financial                               SLF
Suncor Energy Inc.                               SU
Talisman Energy Inc.                             TLM
Teck Cominco Limited Cl. B                       TEK
TELUS Corporation                                T
The Jean Coutu Group (PJC) Inc.                  PJC
Thomson Corporation (The)                        TOC
Toronto-Dominion Bank (The)                   TD-WTD-VTD
TransAlta Corporation                            TA
TransCanada Corporation                          TRP
TXS Group Inc.                                   X
Western Silver Corporation                       WTC
Westjet Airlines Ltd.                            WJA
XEG Options on the iUnits
S&P/TSX Capped Energy Index Fund                 XEG
XFN Options on the iUnits
S&P/TSX Capped Financial Index Fund              XFN
XGD Options on the iUnits
S&P/TSX Capped Gold Index Fund                 XGD-XGL
XIT Options on the iUnits
S&P/TSX Capped Information
Technology Index Fund                            XIT


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